Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other Reporting Persons (as such term is defined in the Schedule 13D referred to below) on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the Class A ordinary shares (including the Class A ordinary shares represented by ADSs), par value of $0.00001 per share, and Class B ordinary shares, par value of $0.00001 per share, of Bright Scholar Education Holdings Limited, a Cayman Islands company, and that this Agreement may be included as an Exhibit to such joint filing. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of January 15, 2019.

[Signature page to follow]

EXCELLENCE EDUCATION INVESTMENT LIMITED

By:	/s/ Meirong Yang
Name:	Meirong Yang
Title:	Director

ULTIMATE WISE GROUP LIMITED

By:	/s/ Huiyan Yang
Name:	Huiyan Yang
Title:	Director

NOBLE PRIDE GLOBAL LIMITED

By:	/s/ Ka Wah Hanifa Chan
Name:	Ka Wah Hanifa Chan
Title:	Authorized Signatory of S.B. Vanwall Ltd, the Sole Director of Noble Pride Global Limited

YEUNG FAMILY TRUST V

By:	/s/ Suk Ching Ho, Shu Lan Lam
Name:	Suk Ching Ho, Shu Lan Lam
Title:	Authorized Signatories of TMF Trust (HK) Limited, the trustee of Yeung Family Trust V

TMF TRUST (HK) LIMITED

By:	/s/ Suk Ching Ho, Shu Lan Lam
Name:	Suk Ching Ho, Shu Lan Lam
Title:	Authorized Signatories

MEIRONG YANG

By:	/s/ Meirong Yang